Exhibit 15.4

KPMG LLP
Suite 4000
1735 Market Street
Philadelphia, PA 19103-7501

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-201716) on Form S-8 of Kenon Holdings Ltd. of our report dated March 6, 2026, with respect to the financial statements of CPV Maryland, LLC, which report appears in the Form 20-F of Kenon Holdings Ltd. dated March 30, 2026.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 30, 2026